UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2010

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)

The 2010 annual meeting of The Phoenix Companies, Inc. (the “Company”) shareholders was held on May 7, 2010.

(b)

At the meeting:

(1)

the four nominees named in the Company’s proxy statement dated March 23, 2010, Arthur P. Byrne, Ann Maynard Gray, Arthur F. Weinbach and James D. Wehr were elected to serve as directors for a three-year term expiring in 2013; and

(2)

the selection of PricewaterhouseCoopers LLP to serve as the independent auditor of the Company for 2010 was ratified.

(c)

Voting results for each matter are set forth below.

(1)

election of four directors:

Director Name	For	Withheld	Broker Non-Votes
Arthur P. Byrne	37,669,257	2,195,243	35,604,572
Ann Maynard Gray	37,840,441	2,024,059	35,604,572
Arthur F. Weinbach	37,868,871	1,995,629	35,604,572
James D. Wehr	39,250,285	614,215	35,604,572

There were no abstentions on this matter.

(2)

ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010:

FOR	AGAINST	ABSTAIN
74,731,222	579,205	158,645

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date:  May 13, 2010

By:	/s/ John T. Mulrain
	Name:	John T. Mulrain
	Title:	Senior Vice President, General Counsel and Secretary